UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2011

CAPITOL CITY BANCSHARES, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	000-25227	58-2452995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

562 Lee Street, SW, Atlanta, GA 30310

(Address of Principal Executive Offices)

404-752-6067

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The Registrant has determined that its original 8-K filed on August 16, 2011 (“Original Filing”) incorrectly stated that certain persons were elected to the board of directors at the Company’s Annual Meeting. This Amendment No. 1 corrects the Registrants’ election voting results for the board of directors. This Amendment No. 1 does not otherwise update or revise information in the Original Filing regarding the shareholder voting results on other proposals or to reflect facts or events occurring subsequent to the date of the Original Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of the security holders of the Company was held on August 12, 2011. Total shares eligible to vote were 9,799,179. A total of 7,167,208 shares (73%) were represented by shareholders in attendance or by proxy. At the meeting, the security holders of the Company took the following actions and cast the following votes:

1.	Security holders elected the following persons as directors of the Company:

George G. Andrews	(for – 6,772,608; against – 394,600; withheld – 0)
Charles W. Harrison	(for – 6,611,208; against – 556,000; withheld – 0)
Roy W. Sweat	(for – 6,610,408; against – 556,800; withheld – 0)
William Thomas	(for – 6,771,808; against – 395,400; withheld – 0)
Cordy T. Vivian	(for – 6,876,208; against – 291,000; withheld – 0)
Shelby R. Wilkes	(for – 4,426,448; against – 2,740,760; withheld – 0)
Tarlee W. Brown	(for – 6,626,608; against – 540,600; withheld – 0)
Pratape Singh	(for – 6,893,808; against – 273,400; withheld – 0)

2.	The following nominated directors did not receive a majority of the votes cast and were not elected as directors of the Company:

Marian S. Jordan	(for – 3,278,969; against – 3,888,212; withheld – 0)
John T. Harper	(for – 3,278,969; against – 3,888,212; withheld – 0)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPITOL CITY BANCSHARES, INC.

DATE:	September 6, 2011	By:	/s/ George G. Andrews
		Name:	George G. Andrews
		Title:	President and Chief Executive Officer